EXHIBIT  5

June 30, 1999

Provident Companies, Inc.,
1 Fountain Square,
Chattanooga, Tennessee 37402


Dear Sirs:

         In connection with the registration under the Securities Act of 1933 (the "Act") of o shares (the "Securities") of Common Stock, par value $.10 per share, of Provident Companies, Inc., a Delaware corporation (the "Company"), pursuant to the Company's Post-Effective Amendment No. 1 on Form S-8 ("Amendment No. 1") to its Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on or about June 30, 1999, I, as General Counsel, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, I am of the opinion that:

         (1) The Company has corporate authority to issue the Securities in the manner and under the terms set forth in the Registration Statement.

         (2) The Securities that are being registered for sale by the Company under Amendment No. 1 have been duly authorized and, when issued and delivered and paid for in accordance with the UNUMProvident Corporation 1987 Executive Stock Option Plan, the UNUMProvident Corporation 1990 Long-Term Stock Incentive Plan, the UNUMProvident Corporation 1996 Long-Term Stock Incentive Plan and the UNUMProvident Corporation 1998 Goals Stock Option Plan (collectively, the "Plans"), will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.



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         I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,

                                             /s/ F. Dean Copeland

                                             F. Dean Copeland
                                             Executive Vice President and
                                             General Counsel

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